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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of WorldCom, Inc. on the following forms:

  Form S-3   Registration No. 33-63810   Form S-8   Registration No. 33-69322
  Form S-3   Registration No. 33-71516   Form S-8   Registration No. 33-71450
  Form S-3   Registration No. 33-71510   Form S-8   Registration No. 33-52168
  Form S-3   Registration No. 33-87514   Form S-8   Registration No. 33-89072
  Form S-3   Registration No. 33-77964   Form S-8   Registration No. 333-02115
  Form S-3   Registration No. 33-87516   Form S-8   Registration No. 333-10349
  Form S-3   Registration No. 33-58719

of our report dated February 14, 1996, except for Note 20 as to which the date is April 16, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which report is included in this Current Report on Form 8-K/A of WorldCom, Inc.

Coopers & Lybrand L.L.P.
Omaha, Nebraska
November 1, 1996